UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

260 East Main Street, Suite 2706, Rochester, NY 14604

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2019, the Board of Directors of Jerash Holdings (US), Inc. (the “Company”) appointed Gilbert K. Lee, age 61, to serve as the Company’s Chief Financial Officer. On November 27, 2019, the Company and Mr. Lee entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Lee will be compensated at a rate of $10,000 per month. The Employment Agreement provides for an initial term of employment of 12 months and shall automatically renew unless it is earlier terminated by the Company or Mr. Lee. The Company may terminate the Employment Agreement (i) at any time for cause or (ii) with 30 days’ written notice without cause. At any time after the initial term, Mr. Lee may terminate the Employment Agreement (i) upon 30 days’ prior written notice to the Company or (ii) immediately if Mr. Lee is subject to materially diminished duties or responsibilities. The Employment Agreement contains customary confidentiality, non-solicitation, and mutual indemnification provisions.

Pursuant to the Employment Agreement, on November 27, 2019, Mr. Lee was granted an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share, under the Company’s Amended and Restated 2019 Stock Incentive Plan (the “Option Award Agreement”). This option is exercisable at a per share exercise price of $6.50 and fully vests on the six-month anniversary of the date of grant. The option may be exercised at any time until November 27, 2029.

Prior to Mr. Lee’s appointment as the Company’s Chief Financial Officer, he served as the Chief Financial Officer of Fuling Global Inc., a manufacturer of environmentally-friendly plastic and paper service ware, from August 2015 until November 2019. Previously, from August 2011 through May 2015, Mr. Lee served Tanke Biosciences Corporation, a livestock nutrition products manufacturer, first as its U.S.-based Chief Financial Officer and then as its Vice President of Business Development. There are no family relationships between Mr. Lee and any director or executive officer of the Company.

The foregoing summaries of the Employment Agreement and Option Award Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and Option Award Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01     Other Events.

On December 2, 2019 the Company issued a press release announcing the appointment of Mr. Lee as the Company’s Chief Financial Officer, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Jerash Holdings (US), Inc. and Gilbert K. Lee dated November 27, 2019
10.2	Option Award Agreement between Jerash Holdings (US), Inc. and Gilbert K. Lee dated November 27, 2019
99.1	Press release dated December 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: December 2, 2019	By:	/s/ Karl Brenza
Karl Brenza
Head of US Operations